SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under 240.14a-12

.. . . . . . . . . . . . . WESBANCO, INC.  . . . . . . . . . . . . . . .
          (Name of Registrant as Specified in Its Charter)

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                              [WESBANCO LOGO]


                                               March 14, 2003








Dear Shareholder:

    You will find enclosed the Notice of Meeting, Proxy
Statement and Proxy Card for the Annual Meeting of Shareholders of Wesbanco, Inc., which will be held on Wednesday, April 16, 2003, at the Ramada Plaza City Center Hotel, 1200 Market Street,
Wheeling, West Virginia, beginning at 4:00 p.m.

    Please review the enclosed material and complete, sign, date and return the Proxy Card regardless of whether you plan to attend the Annual Meeting, so that the matters coming before the meeting can be acted upon. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card. Also enclosed is an attendance card. Please fill out and return this card only if you plan to attend the meeting in person.

    We look forward to meeting our shareholders and welcome the opportunity to discuss the business of your company with you.


                                     Very truly yours,



                                      PAUL M. LIMBERT


PML/mmr
Enclosure


                                               [WESBANCO LOGO]


                                WESBANCO, INC.
                                One Bank Plaza
                         Wheeling, West Virginia  26003

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  To Be Held
                                April 16, 2003

TO THE STOCKHOLDERS OF WESBANCO, INC.:

	The Annual Meeting of the Stockholders of Wesbanco, Inc.
will be held at the Ramada Plaza City Center Hotel, 1200 Market
Street, Wheeling, West Virginia, 26003, on Wednesday, April 16,
2003, at 4:00 p.m. E.D.T.

	The purposes of the meeting are as follows:

	(1)	To elect eight (8) persons to the Board
    of Directors, seven (7) persons to serve for a term of three (3) years, and one (1) person to serve for a term of two (2) years.

        (2)     To consider and act upon such other
    matters as properly may come before the meeting or any adjournment thereof.

        The Board of Directors recommends a vote in favor of the nominees. The holders of the common stock of the Corporation as of the close of business on March 7, 2003, are entitled to vote at the meeting.

	You are requested to sign and date the enclosed form of Proxy and return it in the enclosed postage-paid envelope at your earliest convenience. As indicated in the accompanying Proxy Statement, proxies may be revoked at any time prior to the voting thereof. Alternatively, if you hold shares of Wesbanco common stock directly in your name, you may vote over the Internet or by telephone by following the instructions set forth in the Proxy Card.

	By order of the Board of Directors.

						LARRY G. JOHNSON
						Secretary


Wheeling, West Virginia
March 14, 2003




                      PROXY STATEMENT
                             OF
                       WESBANCO, INC.
                       One Bank Plaza
               Wheeling, West Virginia  26003

               ANNUAL MEETING OF STOCKHOLDERS
                       APRIL 16, 2003
             -----------------------------------

	This statement is furnished to the stockholders of Wesbanco, Inc. ( the "Corporation") in connection with the solicitation of proxies to be used in voting at the annual meeting of the stockholders of the Corporation (the "Annual Meeting"), which will be held at the Ramada Plaza City Center Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, at 4:00 p.m. E.D.T. on Wednesday, April 16, 2003. This statement is being mailed to the stockholders on or about March 14, 2003.

	Wesbanco, Inc. is the parent company and the holder of all of the outstanding shares of the capital stock of Wesbanco Bank, Inc., Wheeling, West Virginia. The Corporation also maintains two other operating entities, namely, Wesbanco Securities, Inc., Marietta, Ohio, and Wesbanco Insurance Services, Inc.,
Shinnston, West Virginia.

                          Proxies
                          -------
	The proxies are solicited by the Board of Directors of the Corporation, and the cost thereof is being borne by the Corporation. Employees and Directors of the Corporation and its subsidiaries may follow up on this written solicitation by telephone or other methods of communication.

        Proxies may be revoked by the stockholders who execute them at any time prior to the exercise thereof by written notice to the Corporation, or by announcement at the Annual Meeting.
Unless so revoked, the shares represented by all proxies will be voted, by the persons named in the proxies, at the Annual
Meeting and all adjournments thereof, in accordance with the specifications set forth therein, or, absent such specifications, in accordance with the discretion of the holders of such proxies.

        Alternatively, if shares of the Corporation's common stock are registered in a stockholder's name, such stockholder may vote over the Internet or by telephone by following the instructions set forth on the Proxy Card.

          Delivery of Proxy Materials to Households
          -----------------------------------------
	Annually, the Corporation mails to each registered stockholder at a shared address, not previously notified, a separate notice of its intention to household proxy materials. Beneficial stockholders (those who hold common shares through a financial institution, broker or other record holder) are notified of the householding process by the record holder.
Those registered and beneficial stockholders who are eligible and have not opted-out (as defined below) of the householding process will receive one copy of the Corporation's Annual Report to Stockholders and one copy of this Proxy Statement for the year 2002. A separate proxy card and a separate notice of the meeting of stockholders will continue to be included for each account at the shared address.

	Registered stockholders who reside at a shared household and who would like to receive a separate Annual Report and/or a separate Proxy Statement (to "opt-out"), or have questions regarding the householding process, may contact the Corporation's transfer agent and registrar by calling (800) 837-2755 or forwarding a written request addressed to Corporate Trust Services, MD 10AT66-3212, 38 Fountain Square Plaza, Cincinnati, OH 45263. Promptly upon request, a separate Annual Report and/or separate Proxy Statement will be sent. By contacting the transfer agent, registered stockholders sharing an address can also request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies. Beneficial stockholders should contact their brokers, financial institutions, or other record holder for specific information on the householding process as it applies to those accounts.

              Stock Outstanding and Voting Rights
              -----------------------------------
	The authorized capital stock of the Corporation consists of 50,000,000 shares of common stock with a par value of $2.0833 per share, and 1,000,000 shares of preferred stock without par value. Of the 50,000,000 shares of authorized common stock, as of March 4, 2003, there were 20,273,717 shares issued and outstanding. There are no shares of preferred stock outstanding.


                               1


	The authorized shares of preferred stock of the Corporation may be issued in one or more classes or series with such preferences and voting rights as the Board of Directors may fix in the resolution providing for the issuance of such shares.
The issuance of shares of preferred stock could affect the relative rights of the common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any, of the shares of preferred stock as determined by the Board of Directors of the Corporation at the time of issuance, the holders of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the corporation, redemption rights, rights to convert their preferred stock into shares of the common stock, and voting rights which would tend to dilute the voting control of the Corporation by the holders of Wesbanco common stock.

	A quorum is required to conduct business at the Annual
Meeting. A majority of the outstanding shares of the Corporation present in person or represented by proxy constitutes a quorum. Abstentions, votes withheld and shares represented by broker non-votes are counted in determining whether a quorum is present.

	Stockholders of record as of the close of business on March 7, 2003, will be entitled to vote at the Annual Meeting. Each stockholder will be entitled to one vote for each share of common stock held, as shown by the records of the Corporation at that time. Cumulative voting in the election of Directors is permitted by West Virginia statutory provisions, and the exercise of that right is not subject to any condition precedent. Each stockholder is entitled to as many votes as shall equal the number of his shares of common stock multiplied by the number of Directors to be elected within each class, and he may cast all of such votes for a single Director or he may distribute them among the number to be voted for as he may see fit.

	To the best of management's knowledge, Wesbanco Trust and Investment Services, the Trust Department of Wesbanco Bank, Inc. (the "Bank"), Bank Plaza, Wheeling, West Virginia, 26003, is the only holder or beneficial owner of more than 5% of the common stock of the Corporation. As of March 4, 2003, 2,208,376 shares of the common stock of the Corporation, representing 10.89% of the total shares outstanding, were held in various capacities in the Trust Department. Of these shares, the Bank does not have voting control of 862,707 shares, representing 4.26% of the shares outstanding, has partial voting control of 22,747 shares, representing 0.11% of the shares outstanding, and sole voting control of 1,322,922 shares, representing 6.53% of the shares outstanding. In accordance with its general practice, shares of the common stock of the Corporation over which the Bank has sole voting control will be voted in accordance with the recommendations of the Bank management. Shares over which the Bank has partial voting control will be similarly voted if the Bank has the concurrence of the co-fiduciary or co-fiduciaries.

	The following table lists each stockholder known to the Corporation to be the beneficial owner of more than 5% of the Corporation's common stock as of March 4, 2003, as more fully described above:

                            Principal Holders
                            -----------------
               Name &
               Address of              Amount and Nature
Title of       Beneficial              of Beneficial           Percent
Class          Owner                   Ownership               of Class
------         ------------------      ------------------      --------
Common         Wesbanco Trust and
               Investment Services
               One Bank Plaza
               Wheeling, WV 26003         2,208,376*            10.89%

*Nature of beneficial ownership more fully described in text immediately preceding table.

Ownership of Securities by Directors, Nominees and Officers
-----------------------------------------------------------
	The following table sets forth the number of shares of the common stock beneficially owned by each nominee, each continuing director and each officer of the Corporation named in the Summary Compensation Table, except Dennis P. Yaeger, retired, and all of its executive officers and directors as a group as of March 4, 2003. There is no other class of voting securities issued and outstanding.

                               2



                          Sole Voting          Shared Voting
Name of                   and Investment       and/or Investment     Percent
Beneficial Owner          Authority            Authority             of Class
----------------          --------------       -----------------     --------
James E. Altmeyer             12,657                                     *
Ray A. Byrd (Nominee)         30,652  (1)                                *
R. Peterson Chalfant          52,785                46,489  (2)          *
John H. Cheffy                11,301                 3,349  (3)          *
Christopher V. Criss          51,391  (4)          113,383  (4)          *
James D. Entress (Nominee)    26,111  (5)                                *
Abigail M. Feinknopf          16,500               127,602  (6)          *
Ernest S. Fragale (Nominee)   60,707  (7)                                *
James C. Gardill              55,237  (8)                                *
Edward M. George (Nominee)    17,980  (9)                                *
Roland L. Hobbs               25,311 (10)                                *
John W. Kepner                 5,576 (11)                                *
Paul M. Limbert (Executive
                  Officer)    14,312 (12)                                *
Jay T. McCamic (Nominee)      15,082 (13)          127,601 (13)          *
William E. Mildren, Jr.      165,507 (14)                                *
Kristine N. Molnar (Executive
                     Officer)  2,476 (15)              250 (15)          *
John W. Moore, Jr. (Executive
                     Officer)  5,369 (16)                                *
Jerome B. Schmitt (Executive
                    Officer)   6,869 (17)                                *
Joan C. Stamp                 19,825 (18)                                *
Carter W. Strauss (Nominee)   36,698 (19)                                *
Reed J. Tanner (Nominee)       4,740 (20)            2,622 (21)          *
Robert K. Tebay (Nominee)     11,967 (22)                                *
William E. Witschey            9,676 (23)           55,972 (24)          *
Robert H. Young (Executive
                  Officer)     1,502 (25)                                *

All Directors and Officers
as a group
(27 persons)                 727,703               477,268             5.9%

*Beneficial ownership does not exceed one percent (1%).

(1)	Includes 4,988 shares held for Mr. Byrd's benefit in a
Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Also includes 21,780 shares held in an Estate for which Mr. Byrd serves as Executor. Mr. Byrd disclaims any beneficial ownership of these shares.

(2)	Includes 23,000 shares held in the Clyde Chalfant GST Trust
for the benefit of R. Peterson Chalfant and 23,489 shares held in the Mary Peterson Chalfant GST Trust for the benefit of R. Peterson Chalfant.

(3)	Includes 531 shares held in an IRA custodian account at
Wesbanco Bank, Inc.  Additionally, Mr. Cheffy's wife, Mary
Ann Cheffy, is the owner of 2,818 shares for which Mr.
Cheffy disclaims beneficial ownership.

(4)	Includes 5,233 shares held for Mr. Criss' benefit in a
Rabbi Trust established under the Wesbanco, Inc. and All
Affiliate Banks Directors Deferred Compensation Plan.
Atlas Towing Company, in which Mr. Criss owns a substantial interest and serves as an officer and director, owns
113,383 shares.

(5)	Includes 26,111 shares held at Wesbanco Bank, Inc. as
custodian for James D. Entress' IRA.  Dr. Entress' wife,
Dr. Cheryl Entress, is the owner of an additional 15,420 shares held in an IRA custodian account at Wesbanco Bank, Inc. for which Dr. Entress disclaims beneficial ownership.

(6)	Includes 127,602 shares held in trust for the benefit of
Mrs. Feinknopf.

(7) Includes 1,005 shares held for Mr. Fragale's benefit in a Rabbi Trust established under the Wesbanco, Inc. and All
Affiliate Banks Directors Deferred Compensation Plan.

                                3


(8)	Includes 13,089 shares held for Mr. Gardill's benefit in a
Rabbi Trust established under the Wesbanco, Inc. and All
Affiliate Banks Directors Deferred Compensation Plan.
Includes an additional 12,957 shares held by Mr. Gardill's wife, Linda T. Gardill, and 3,234 shares held in her IRA custodian account at Wesbanco Bank, Inc.

(9)	Includes 4,308 shares held in an IRA account for Mr.
George. Mr. George's wife, Sandra F. George, is the owner of an additional 502 shares for which Mr. George disclaims beneficial ownership. Excludes options to acquire 27,556 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan.

(10)	Includes 1,311 shares held for Mr. Hobbs' benefit in a
Rabbi Trust established under the Wesbanco, Inc. and All Affiliate Banks Directors Deferred Compensation Plan. Mr. Hobbs' wife, Sarah F. Hobbs, is the owner of an additional 4,620 shares for which Mr. Hobbs disclaims beneficial ownership.

(11)	Mr. Kepner's wife, Joan B. Kepner, is the owner of an
additional 400 shares for which Mr. Kepner disclaims beneficial ownership.

(12)	Excludes options to purchase 25,444 shares which are vested
in the Wesbanco Key Executive Incentive Bonus & Option
Plan.

(13)	Includes 4,791 shares held in trust by Mr. McCamic's wife,
Jimmie Ann McCamic, for which Mr. McCamic disclaims beneficial ownership and 127,601 held in trust for the benefit of Mr. McCamic.

(14)	Includes 29,966 shares held in a custodial IRA account.

(15)	Mrs. Molnar's husband, Douglas A. Molnar, is the owner of
an additional 100 shares for which Mrs. Molnar disclaims beneficial ownership. Includes 250 shares held in trust in which Mrs. Molnar has a beneficial ownership. Excludes options to purchase 8,233 shares which are vested in the Wesbanco Key Executive Incentive Bonus & Option Plan.

(16)	Includes 191 shares held by Mr. Moore as custodian for his
minor children. Excludes options to purchase 13,066 shares which are vested in the Wesbanco Key Executive Incentive
Bonus & Option Plan.

(17)	Excludes options to purchase 19,778 shares which are vested
in the Wesbanco Key Executive Incentive Bonus & Option
Plan.

(18)	Includes 10,696 shares held in Mrs. Stamp's trust at
Wesbanco Bank, Inc.

(19)	Includes 12,993 shares held for Mr. Strauss' benefit in a
Rabbi Trust under the Wesbanco, Inc. and All Affiliate
Banks Directors Deferred Compensation Plan. Mr. Strauss' wife, Barbara Strauss, is the owner of an additional 3,457 shares held in a custodian account at Wesbanco Bank, Inc.
for which Mr. Strauss disclaims beneficial ownership.

(20)	Includes 2,078 shares held for Mr. Tanner's benefit in a
Rabbi Trust under the Wesbanco, Inc. and All Affiliate
Banks Directors Deferred Compensation Plan.

(21)	Includes 477 shares held in trust in which Mr. Tanner has a
beneficial interest. He is also Co-Trustee of his brother's family trust which holds 2,145 shares for which Mr. Tanner disclaims beneficial ownership.

(22)	Includes 1,252 shares held for Mr. Tebay's benefit in a
Rabbi Trust established under the Wesbanco, Inc. and All
Affiliate Banks Directors Deferred Compensation Plan.
Additionally, Mr. Tebay's wife, Mary Ann Tebay, is the owner of an additional 100 shares for which Mr. Tebay disclaims beneficial ownership.

(23)	Mr. Witschey's wife, Wilda C. Witschey, is the owner of an
additional 11,059 shares for which Mr. Witschey disclaims beneficial ownership.


                               4



(24)	Includes 46,132 shares which are owned by Witschey's Market
in which Mr. Witschey has a substantial stock interest.
Also includes 9,840 shares which are owned by Witschey
Realty in which Mr. Witschey has a substantial stock interest.

(25)	Excludes options to purchase 9,999 shares which are vested
in the Wesbanco Key Executive Incentive Bonus & Option
Plan.

       Section 16(a) Beneficial Ownership Reporting Compliance
       --------------------------------------------------------
     Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Corporation's officers, directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities & Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by the Act to furnish the Corporation with copies of all Section 16(a) reports they file.

     Based solely on its review of the copies of Forms 3, 4 and 5 received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Corporation believes that, during the calendar year
2002, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were fulfilled, except as follows:

           (i) Shares acquired under the Corporation's Directors Deferred Compensation Plan were not initially reported by participating directors until clarifying regulations provided guidance under changes made by the Sarbanes-Oxley Act of 2002. These late filings were made in January 2003 and covered Directors Gardill, Strauss, Criss, Fragale, Byrd, Tanner and Tebay with five purchases made under the Plan for each except for Mr. Fragale and Mr. Tebay, for whom four purchases were made during this period.

          (ii)   Stock options awarded under the
                 Corporation's Incentive Stock Option Plan were not timely reported in December by executive officers until clarifying regulations provided guidance under changes made by the Sarbanes-Oxley Act of 2002; these late filings were made in January 2003 and covered executive officers Limbert, Young, Molnar, Richmond, Schmitt, Johnson, Jaworski and Moore; and

         (iii)   William E. Mildren filed a late Form 4
                 with respect to a sale of stock on November 6, 2002; the filing was made on November 9, 2002.

The Corporation is required to report late filings.

             Transactions With Directors and Officers
             ----------------------------------------
       It has been the practice of the subsidiary bank of the Corporation, on occasion, to engage in the ordinary course of business in banking transactions, which at times involved loans in excess of $60,000, with some of its Officers and Directors and some of the Officers and Directors of the Corporation and their associates. It is anticipated that the practice will be continued. All loans to such persons, however, have been made, and in the future will be made, in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, and will not, involve more than normal risk of collectibility or present other unfavorable features. From time to time, the firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC of which James C. Gardill, Chairman of the Board and a Director of the Corporation, is a member, and the firm of Schrader, Byrd &
Companion, PLLC, of which Ray A. Byrd, Director of the
Corporation, is a member, perform services for the Corporation.
Fees aggregating $688,617 were paid to the law firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC for legal services rendered to the Corporation and its banking affiliates during the year 2002.
It is contemplated that one or both of these firms will be retained to perform legal services during the current year.
The Corporation also retains the law firm of McCamic, Sacco &
Pizzuti, PLLC, pursuant to an agreement dated November 30, 2001, as modified by letter dated January 7, 2003. The agreement provides for a monthly retainer of $6,000 and continues for a term of six years from March 1, 2002. Jay T. McCamic, a Director of the Corporation is a member of such professional corporation.
	Kristine N. Molnar's husband, Douglas A. Molnar, is
Executive Vice President of Tal-Pittsburgh, Inc. which provides marketing, advertising and creative services to the Corporation under a current one (1) year contract at fees approximating
$444,536.

                               5


                        Election of Directors
                        ---------------------
	The Board of Directors of the Corporation is divided into three classes, as nearly equal in number as the numerical membership of the Board will permit, the members of such classes to serve staggered terms of three years each. The Bylaws permit the Board to determine each year the number of Directors up to a maximum of thirty-five (35), and the Board of Directors has determined that the Board shall consist of nineteen (19) members, and has fixed the number of Directors to be elected at the forthcoming meeting at eight (8), seven (7) of whom are to be elected for a three-year term which will expire at the annual stockholders meeting in 2006, and one (1) to be elected for a two-year term which will expire in 2005. Shares may not be voted for a greater number of persons than are nominated. There are no family relationships among the directors, nominees or executive officers of the Corporation, except that Abigail M. Feinknopf is the sister of Jay T. McCamic, a nominee.

	Accordingly, the following persons have been nominated for election to the Board:

                                Nominees
                                --------
      A. For the Three-Year Term Expiring at the Annual Stockholders Meeting in 2006

Name                  Age     Principal Occupation (1)          Director Since
----                  ---     ------------------------          --------------
Ray A. Byrd           58      Lawyer; Member-Manager,              06/09/77
                              Schrader, Byrd & Companion, PLLC

James D. Entress      64      Oral & Maxillo-Facial                12/20/90
                              Surgeon - Retired

Ernest S. Fragale     56      Former President, Wesbanco           08/20/96
                              Mortgage Company

Edward M. George      66      Vice Chairman, Wesbanco, Inc.;       12/02/91
                              former President & CEO,
                              Wesbanco, Inc.; former
                              President & CEO,
                              Wesbanco Bank, Inc.;
                              former Chairman of the
                              Board, Wesbanco Bank
                              Wheeling

Carter W. Strauss     56      President, Strauss Industries,      07/28/76
                              Inc.

Reed J. Tanner        49      Certified Public Accountant         12/30/96
                              Simpson & Osborne, A.C.

Robert K. Tebay       68      Owner-Operator, Tebay Dairy         04/15/98

      B.  For the Two-Year Term Expiring at the Annual Stockholders
          Meeting in 2005

Name                  Age     Principal Occupation (1)          Director Since
----                  ---     ------------------------          --------------
Jay T. McCamic        47      Lawyer; President                    01/01/03
                              McCamic, Sacco & Pizzuti, PLLC
                              Former Partner, McCamic &
                              McCamic, Attorneys at Law

(1)	Principal occupation during the past five (5) years.

	In the absence of instructions to the contrary, the enclosed form of proxy, if executed and returned to the Corporation, will be voted in the manner determined by the holder or holders thereof. Discretionary authority to cumulate votes in the election of Directors is solicited, and unless otherwise directed, the holder or holders of such proxies shall have the authority to cumulate votes represented thereby and to distribute the same among the nominees in such manner and numbers as such holder or holders, in his or their discretion, may determine. This authority will be exercised by the holder or holders of the proxies in the event that any person or persons, other than the nominees named above, should be nominated for election to the Board of Directors.


                             6

	All of the foregoing nominees presently are serving as members of the Board. In the event that, at any time prior to the Annual Meeting, any of the foregoing nominees should become unavailable for election to the Board of Directors, the shares of stock represented by the proxies will be voted for such other nominee or nominees as the holders of the proxies, in their judgment, may determine.

                    Continuing Directors
                    --------------------
	In addition to the foregoing nominees, the following persons presently are serving as members of the Board of
Directors:

                Directors Whose Term of Office Will Expire
                at the Annual Stockholders Meeting in 2005
                ------------------------------------------

Name                  Age     Principal Occupation (2)          Director Since
----                  ---     ------------------------          --------------
R. Peterson Chalfant  62      Lawyer                                08/30/96

John H. Cheffy        69      Retired; former Vice President/       08/20/98
                              Cashier, Wesbanco Bank Barnesville

Abigail M. Feinknopf  35      Marketing representative with         03/01/02
                              Feinknopf Photography, Columbus,
                              OH; Freelance Writer

John W. Kepner        70      Funeral Director; President,          01/28/76
                              Kepner Funeral Homes, Inc.

Joan C. Stamp         51      Director, West Virginia               02/15/96
                              University Foundation

(1)	Principal occupation during the past five (5) years.

                  Directors Whose Term of Office Will Expire
                 at the Annual Stockholders Meeting in 2004 (1)
                 ----------------------------------------------

Name                    Age   Principal Occupation (1)          Director Since
----                    ---   ------------------------          --------------
James E. Altmeyer       64    President, Altmeyer Funeral          10/16/87
                              Homes, Inc.

Christopher V. Criss    47    President & Chief Executive          07/17/92
                              Officer, Atlas Towing Co.

James C. Gardill        56    Chairman of the Board,               11/13/80
                              Wesbanco, Inc.; Lawyer;
                              Member-Manager, Phillips, Gardill,
                              Kaiser & Altmeyer, PLLC

Roland L. Hobbs         70    Member, Wheeling Park                07/28/76
                              Commission; Chairman,
                              Oglebay Foundation, Inc.

William E. Mildren, Jr. 58    Former Vice Chairman, Wesbanco,      04/15/98
                              Inc.; former Chairman, President &
                              Chief Executive Officer, Wesbanco
                              Bank Parkersburg; former
                              Chairman, President & CEO,
                              Commercial BancShares, Inc.





(1)	Two (2) vacancies exist in this class.  The vacancies were
        created in an effort by the Board of Directors to reduce the overall size of the Board. It is not presently anticipated that the vacancies will be filled.

(2)	Principal occupation during the past five (5) years.

                               7


                     Executive Officers of the Corporation
                     -------------------------------------
	The executive officers of the Corporation are listed below. Each listing includes a statement of the business experience of each executive officer during at least the last five years.
Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board.

	PAUL M. LIMBERT, age 56, is currently the President and Chief Executive Officer of Wesbanco, Inc. and Chairman of
Wesbanco Bank, Inc. Mr. Limbert previously served as Executive Vice President and Chief Financial Officer for Wesbanco, Inc. and was Vice Chairman and Chief Financial Officer of Wesbanco Bank, Inc. Prior to that, he was President and Chief Executive Officer of Wesbanco Bank Wheeling. Mr. Limbert joined the Corporation in April, 1977.

	ROBERT H. YOUNG, age 46, is the Executive Vice President and Chief Financial Officer of Wesbanco, Inc. Mr. Young joined the Corporation in July, 2001 after having served as Senior Vice President and Chief Financial Officer of PNC Bank, FSB and its National Affinity Program division in Pittsburgh, PA, from 1999 to 2001. Prior to that, he was Executive Vice President and Chief Financial Officer, Secretary and Treasurer of First Western Bancorp, Inc. in New Castle, PA, and he served in various other senior finance positions with First Western prior to 1996. Mr. Young has been a licensed certified public accountant since 1980.

	JEROME B. SCHMITT, age 53, has served as Executive Vice President - Trust & Investments, Wesbanco, Inc. since March, 1999. Prior to that he served as Senior Vice President - Trust & Investments. He joined the Corporation in 1972 and held various positions prior to being named Senior Vice President in 1990. Mr. Schmitt received his designation as a Chartered Financial Analyst in 1976.

        KRISTINE N. MOLNAR, age 51, has served as President and Chief Executive Officer of Wesbanco Bank, Inc. since August, 2001. Mrs. Molnar previously served Wesbanco as President of the Upper Ohio Valley Region of Wesbanco Bank, Inc. and until 2000 was President and Chief Executive Officer of Wesbanco Bank Wheeling. She was previously Senior Vice President, Vice President-Commercial/Mortgage Loans and has held various other banking positions since she joined the bank in 1984.

	JOHN W. MOORE, JR., age 55, has served as Executive Vice President - Human Resources of Wesbanco, Inc. since May, 2002. Mr. Moore joined the Corporation in 1976 as Director of Personnel and has served in various human resource capacities, including Senior Vice President - Human Resources from 1993 to 2002.

	LARRY G. JOHNSON, age 55, has served as Corporate Secretary since March, 1998. Mr. Johnson also serves as Executive Vice President of the Parkersburg Region of Wesbanco Bank, Inc. Mr. Johnson was Executive-Vice President and Chief Financial Officer of Commercial BancShares, Inc. until its merger with Wesbanco, Inc. in 1998. He also served as Corporate Secretary for Commercial BancShares.

	PETER W. JAWORSKI, age 47, has served as Executive Vice President - Chief Credit Officer of Wesbanco, Inc. since May, 2002. Prior to that, he was Senior Vice President - Credit Administration of Wesbanco, Inc. and in 1999 he was also named Chief Credit Officer. Prior to joining the Corporation in 1995, Mr. Jaworski was Senior Vice President and Senior Credit Officer for Bank One of Wheeling, West Virginia.

	BRENT E. RICHMOND, age 39, has served as Executive Vice President - Operations since May 2002. Mr. Richmond was the President and Chief Operating Officer of American Bancorporation until its merger with Wesbanco, Inc. on March 1, 2002, as well as Chief Executive Officer of Wheeling National Bank. Mr. Richmond previously held the positions of Executive Vice President, Chief Financial Officer and Corporate Secretary of American Bancorporation. He joined the staff of Wheeling National Bank in 1985.

                               8



                       Performance Graph
                       -----------------
     The following graph shows a comparison of cumulative total shareholder returns for the Corporation, the Russell 2000 Index and the Russell Financial Services Index. The total shareholder return assumes a $100 investment in the common stock of the Corporation and each index since December 31, 1997 with reinvestment of dividends.

                                    [GRAPH]

                                                            Russell Financial
                     WesBanco, Inc.   Russell 2000 Index     Services Index
                     --------------   ------------------     --------------
December 31, 1997       100.000             100.000              100.000
December 31, 1998       101.323              96.547               87.321
December 31, 1999        92.169             115.490               79.936
December 31, 2000        86.762             110.635               91.711
December 31, 2001        81.449             111.772               99.645
December 31, 2002        93.770              87.654               99.307


                               9



                 Compensation of Executive Officers
                 ----------------------------------
	The officers of the Corporation presently are serving without compensation from the Corporation. They are, however, compensated by subsidiaries of the Corporation for services rendered as officers of those corporations.

	The following tables set forth the total compensation paid by the Corporation's subsidiary bank during each of the three years ended December 31, 2002, 2001, and 2000, to the Chief Executive Officer and its other four most highly compensated executive officers serving in such capacities during the prior year, together with options granted and the benefits payable to them from the Corporation's pension plan upon retirement.

                              Summary Compensation Table
                              --------------------------

                                                            Long Term Compensation
                                                          ---------------------------
                           Annual Compensation                 Awards         Payouts
----------------------------------------------------------------------------------------------------

                                                 Other    Restricted                     All Other
Name and                   Salary       Bonus    Annual   Stock       Stock     LTIP     Compensation
Principal Position   Year   ($)          ($)     Comp($)  Awards      Options   Payouts    ($)(1)
-----------------------------------------------------------------------------------------------------
Paul M. Limbert      2002  222,022      75,000        0       0       30,000       0         38,788
President & Chief    2001  198,856      65,000        0       0        9,000       0         39,036
Executive Officer    2000  179,641      60,000        0       0        5,000       0         21,409

Dennis P. Yaeger (2) 2002  173,154           0   55,787       0            0       0        190,663
EVP & Chief          2001  167,712      40,000        0       0        4,125       0         20,176
Operating Officer    2000  166,215      40,000        0       0        5,000       0         21,369

Jerome B. Schmitt    2002  175,581      45,000        0       0       15,000       0         29,592
EVP Trust &          2001  166,329      55,000        0       0        8,000       0         28,631
Investments          2000  158,343      50,000        0       0        5,000       0         84,479

Kristine N. Molnar   2002  169,433      17,500        0       0       10,000       0         23,985
President & Chief    2001  153,278      25,000        0       0        7,350       0         19,686
Executive Officer    2000  145,411      25,000        0       0            0       0         49,753
Wesbanco Bank, Inc.

Robert H. Young      2002  163,917      45,000        0       0       20,000       0         14,586
EVP & Chief          2001   71,480 (3)  30,000        0       0        5,000       0         16,072
Financial Officer

John W. Moore, Jr.   2002  131,840      30,000        0       0       10,000       0         14,007
EVP - Human          2001  125,692      30,500        0       0        6,100       0         13,147
Resources            2000  122,156      25,000        0       0            0       0         60,682
-----------------------------------------------------------------------------------------------------

(1)	In 2002, "All Other Compensation" includes contributions to
        the Corporation's KSOP Plan on behalf of Mr. Limbert -
        $6,724; Mr. Yaeger - $6,808; Mr. Schmitt - $7,367; Mrs.
        Molnar - $6,897; Mr. Young - $4,586; and Mr. Moore -
        $5,293.

	Also included are long term incentive awards for Mr. Limbert of $10,000; Mr. Schmitt $10,000; Mrs. Molnar $10,000; and Mr. Young of $10,000. Long term incentive awards were granted under the terms of the Incentive Bonus Plan. Payments of these grants will occur in three (3) equal and annual installments beginning three (3) years after date of the grant. Mr. Young's 2001 "All Other Compensation" included $15,000 of a long term incentive award.

	Also included are amounts accrued under the Corporation's Supplemental Employee Retirement Plan (SERP) on behalf of
        Mr. Limbert - $22,064; Mr. Yaeger - $10,914; Mr. Schmitt - $12,225; Mrs. Molnar - $7,088; Mr. Moore - $8,714. Mr.
        Yaeger's 2002 "All Other Compensation" included the present value of the future SERP benefit until normal retirement of $172,941. Mr. Yaeger's 2002 "Other Annual Compensation" benefit included $55,787, for the present value of additional health care benefits through normal retirement.


                                10


(2)	Mr. Yaeger elected disability retirement effective June 30,
        2002. He is included in the table since he served as an executive officer of the Corporation during the prior year.

(3)	From date of hire in July, 2001.

                   Option/SAR Grants in Last Fiscal Year
                   -------------------------------------

                                                                                     Potential Realizable
                           Individual Grants                                         Value at Assumed
        -----------------------------------------------------------                  Annual Rate of Stock
        Number of Securities    %of Total Options/SARs  Exercise or                  Appreciation for
        Underlying Options/     Granted to Employees    Base Price   Expiration      Option Term
Name    SARs Granted(#)         In Fiscal Year          ($/Price)    Date            5% ($)     10% ($)
---------------------------------------------------------------------------------------------------------
Limbert     30,000                    14.56%             $23.96        11/20/12      $452,049  $1,145,582
Yaeger           0                      N/A                 N/A             N/A           N/A         N/A
Schmitt     15,000                     7.28%             $23.96        11/20/12      $226,025  $  572,791
Molnar      10,000                     4.85%             $23.96        11/20/12      $150,683  $  381,861
Young       20,000                     9.71%             $23.96        11/20/12      $301,366  $  763,721
Moore       10,000                     4.85%             $23.96        11/20/12      $150,683  $  381,861
---------------------------------------------------------------------------------------------------------



                     Aggregated Option/SAR Exercises in
                Last Fiscal Year and FY-End Option/SAR Values
                ----------------------------------------------

                                    Number of Securities        Value of Unexercised
                                    Underlying Unexercised      In-The-Money Options/
        Shares Acquired     Value   Options/SARs at FY-end (#)	SARs at FY-End ($)
Name    on Exercise(#)  Realized($) Exercisable Unexercisable   Exercisable Unexercisable
------------------------------------------------------------------------------------------
Limbert       0              0         25,444       23,000          $20,350      $70,170
Yaeger        0              0         12,194        1,375          $11,738      $32,161
Schmitt       0              0         19,778       12,666          $18,585      $62,358
Molnar        0              0          8,233        9,117          $12,985      $57,306
Young         0              0          9,999       15,001          $     0      $     0
Moore         0              0         13,066        8,700          $13,448      $47,552
------------------------------------------------------------------------------------------

                              Pension Plan Table
                              ------------------

Remuneration ($)        15          20        25         30         35
----------------      ------      ------    -------    -------    -------
   150,000            35,457      47,276     59,094     60,000     60,000
   175,000            41,199      94,932    100,000    100,000    100,000
   200,000            75,199      94,932    100,000    106,998    106,998
   250,000            75,199      94,932    118,950    118,950    118,950
   300,000            75,199      94,932    118,950    118,950    118,950
   350,000            75,199      94,932    118,950    118,950    118,950
   400,000            75,199      94,932    118,950    118,950    118,950



                               11



      The Corporation maintains a defined benefit pension plan for all employees and a Supplemental Employee Retirement Plan for certain executive officers. The preceding pension plan table lists the approximate annual retirement benefits (qualified plan and Supplemental Plan) an executive officer would receive if he or she retired at age 65. Amounts are based on a 10 year term for the Supplemental Plan and a full life annuity form for the defined benefit plan.

     Under the defined benefit plan, a participant's compensation covered by the Corporation's pension plan is the salary reported on the Form W-2 plus 401(k) Plan elective deferrals and Section 125 contributions made by the employee (as reported in the Summary Compensation Table), for the 60 consecutive months out of the last 120 consecutive months of the participant's career for which such average is the highest, or in the case of a participant who has been employed for less than 60 months, the period of his employment with the Corporation. Average compensation for named executives as of the end of the last calendar year is: Mr. Limbert, $231,785; Mr. Schmitt, $203,915; Mrs. Molnar, $163,101; Mr. Moore, $141,332; and Mr.
Young, $158,928. The estimated years of service for each named executive are as follows: Mr. Limbert: 25.67; Mr. Schmitt: 30; Mrs. Molnar: 18.50; Mr. Moore: 26.58; and Mr. Young: 1.67. The plan benefit is not subject to any offset for social security benefits.

     In 1999, the Corporation approved and subsequently established a Supplemental Employee Retirement Plan for certain executive officers, including some of the individuals named in the Summary Compensation Table. Although benefits under the plan are unsecured, the Corporation funded payment of such benefits through bank owned life insurance arrangements where appropriate or available. The plan is a non-qualified retirement benefit.

     This plan provides for payment of a scheduled annual benefit at normal retirement age of 65 of approximately 60% of salary at the time of adoption, less the defined pension plan benefit, payable annually for a period of 10 years. The plan further provides, pursuant to a schedule, for (i) a reduced early retirement benefit, (ii) a disability retirement benefit, and (iii) a benefit payable upon a termination of employment other than due to death, disability or retirement within three years after a change of control (as defined in the plan) of the Corporation. Each of these annual benefits is payable in monthly installments for a period of 10 years beginning with the month following the date that the executive attains age 65.

     Death benefits also are payable under the Supplemental Plan. If the executive dies prior to any termination of employment with the Corporation, the executive's designated beneficiary is entitled to a payment of a death benefit under a split dollar life insurance agreement. If the executive dies after payment of retirement benefits under the plan has commenced, any remaining benefit payments will be paid to the executive's designated beneficiary in the same manner as they would have been paid to the executive. In addition, if the executive dies after termination of employment with the Corporation and prior to the commencement of any payment of retirement benefits under the plan, the executive's designated beneficiary will be entitled to receive payment of the executive's retirement benefit under the plan beginning with the month following the executive's death.

             Assumed Change in Control Agreements
             -------------------------------------
     Jeremy C. McCamic, former Chief Executive Officer of American Bancorporation ("American"), entered into a consulting agreement with the Corporation that became effective upon completion of the merger pursuant to which he provides such services as the Corporation may request from time to time, and the Corporation pays Mr. McCamic a monthly payment, plus expenses, for his services. The monthly payment is $8,500 during the first year, $8,000 during the second year, $7,500 during the third year, $7,000 during the fourth year, $6,500 during the fifth year and $6,000 during the sixth year. The consulting agreement also provided that Mr. McCamic be appointed to the Corporation's Board of Directors, its Executive Committee and the Planning and Acquisitions Committee thereof to serve until December 31, 2002. Mr. McCamic was paid additional attendance fees as a member of Corporation's Board of Directors, but did not receive the quarterly retainer fee that was otherwise payable to a member of Wesbanco's Board of Directors. Mr. McCamic completed his term as a director and was elected an emeritus director effective December 31, 2002. Mr. McCamic will be entitled to receive a monthly fee of $500 as an emeritus director. Mr. McCamic's consulting agreement will terminate on the 6th anniversary of the merger and provides generally that he may not engage in a competing banking business within a 50 mile radius of Wheeling, WV, during the term of the consulting agreement.

     Under American's severance plan, Jeremy C. McCamic would
have been entitled to an annuity payment of  $10,000 per month for 12 years or the remainder of his life, whichever is longer, following a change in control of American if, following the
change in control, he was terminated or voluntarily resigned because he was not provided an opportunity with the acquiring organization with comparable authority and the same compensation as he was then earning at American.  Mr. McCamic entered into a severance plan clarification agreement with American and the
Corporation that provides for the payment of a monthly annuity of $8,100 for the remainder of Mr. McCamic's life with a minimum term certain of 12 years in full satisfaction of the benefits that would otherwise have been payable to Mr. McCamic as a
result of the change in control of American.  The agreement
provides that the parties intend to avoid the imposition of any excise tax under Section 280G of the Internal Revenue Code.  In the event that an excise tax is imposed on Mr. McCamic, the Corporation has agreed to reimburse Mr. McCamic for the amount of such excise tax. Mr. McCamic has assumed any income tax liability arising from the excise tax reimbursement.
                               12

              Corporation Change in Control Agreements
              ----------------------------------------
     During 1999, the Corporation entered into agreements with certain officers listed in the Summary Compensation Table and with certain other officers to encourage those key officers not to seek other employment because of the possibility of another entity's acquisition of the Corporation. These agreements were designed to secure the executives' continued service and dedication in the face of the perception that a change in control could occur, or of an actual or threatened change in control. Because of the amount of acquisition activity in the banking industry, the Board of Directors believed that entering into these agreements was in the Corporation's best interest.

     The agreements operate only upon the occurrence of a "change in control" as described below. Absent a "change in control", the agreements do not require the Corporation to retain the executives in its employ or to pay them any specified level of compensation or benefits.

     Each agreement provides that if a change in control of the Corporation or its bank subsidiary which employs the employee (collectively, the "Subsidiary") occurs, the Corporation and the Subsidiary will be obligated to continue to employ the executive during the time period starting upon the occurrence of a change in control and ending two years thereafter (or, if earlier, at the executive's retirement date under established rules of the Corporation's tax-qualified retirement plan) (the "Term of Employment").

     If, during the Term of Employment, the executive is discharged by the Corporation or the Subsidiary without cause or resigns for good reason, then the executive shall receive a lump sum payment equal to three times (i) the highest rate of the executive's annual base salary in effect prior to the date of termination, and (ii) the greater of, the executive's average annual bonus over the three years ending prior to the date of termination, or the executive's bonus established for the annual bonus year in which the date of termination occurs. If the executive is terminated during the Term of Employment for any reason other than cause, then for a period of 18 months from the date of termination, the executive and/or the executive's family will continue to receive insurance and health care benefits equivalent to those in effect immediately prior to the date of the change in control, subject to reduction to avoid duplication with benefits of a subsequent employer.

     Generally, and subject to certain exceptions, a "change in control" shall be deemed to have occurred if (a) final regulatory approval is obtained for any party to acquire securities of the Corporation and/or the Subsidiary representing 20% or more of the combined voting power of the Corporation's or the Subsidiary's then outstanding securities; (b) during any two consecutive years, there is a significant change in the Corporation's or the Subsidiary's Board of Directors not approved by the incumbent Board; or (c) final regulatory approval is obtained for a plan of complete liquidation or dissolution or sale of all or substantially all of the Corporation's or the Subsidiary's assets or certain significant reorganizations, mergers and similar transactions involving the Corporation or the Subsidiary.

     If an excise tax under Section 4999 of the Internal Revenue
Code applies to these payments, the Corporation will pay the executive a reduced amount over an extended period so that no excise tax is due.

                  Compensation Committee Report
                  -----------------------------
      Members of the Compensation Committee consist of the non-salaried members of the Executive Committee and one additional member of the Board of Directors and include Messrs. Criss, Chalfant, Witschey, Hobbs, Strauss, Mildren and Tanner. The Committee also includes Mr. Gardill, the Chairman of the Board.

      Generally, compensation policies are determined by the annual budget process in which overall salary adjustment ranges are established based upon a projected annual budgeted amount for salaries. The actual increases are then allocated based on administration of the Corporation's salary administration program, a Hay-type system, and individual performance evaluations, which are done each year on all employees, including executive officers. Salary increases are also adjusted for merit increases and changes in duties and responsibilities where warranted. For the year 2002, the Committee also considered that executive salaries for the Corporation's executives were somewhat lower than industry peer group averages, and the Committee has been moving such salaries closer to industry standards, subject to corporate performance.

      Corporation performance, including total stockholder return, is considered in establishing the annual budget for salary increases, which is the initial part of the process. Projected annual income growth and savings through consolidation are considered in establishing the overall salary increase
range.   Also, corporation performance factors, including net
income, return on assets and return on equity, are considered in setting annual bonuses. The bonuses are determined using specific targets and goals and applying a subjective final judgment to the analysis.

     Considerations affecting Mr. Limbert's salary and bonus for 2002 included the overall salary administration program of the Corporation and the substantial reorganization work involved in integrating the merger with American Bancorporation. The Committee considered, in particular, the successful integration of the


                               13

merged bank and a smooth data processing conversion, growth in earnings per share and return on equity projected for the year, and improvements in the Corporation's risk management program. The Committee also considered the interest rate environment in which the Corporation operated during the past year and the improvement in the efficiency ratio achieved by the Corporation. Also the Committee considered the overall increases granted to other employees in the Corporation and the salary structure of peer group banks.

      In considering Mr. Limbert's compensation and the bonuses paid to senior executive officers, the Committee also considered published compensation comparative data for certain regional bank holding companies which compete in markets served by the Corporation and markets within reasonable proximity thereto (hereinafter referred to as "Peer Group"). The Peer Group information reflected that overall, relative to published survey medians for base salary and total cash compensation in similar size organizations, the Corporation's top executive group's base salaries and total cash compensation are on the low side of competitive levels. Total direct compensation is below competitive levels.

      The Committee reaffirmed its goal of maintaining its base salary structure at the middle of the appropriate competitive marketplace and positioning actual salaries at the middle of the marketplace subject to performance, longevity and evaluation.

	COMPENSATION COMMITTEE

	James C. Gardill, Chairman		Christopher V. Criss
	William E. Witschey			Carter W. Strauss
        Roland L. Hobbs                         Reed J. Tanner
	R. Peterson Chalfant			William E. Mildren, Jr.

        Compensation Committee Interlocks and Insider Participation
        -----------------------------------------------------------
      James C. Gardill, also a member of the Compensation Committee, serves as Chairman of the Board of the Corporation.
Mr. Gardill does not receive a salary for such position but did
receive a Chairman's fee of $50,000 for the year 2002.   The
payment of such a fee is discretionary with the Compensation Committee each year. He does not participate in other benefit programs of the Corporation. Mr. Gardill also is a member in the law firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC and acts as general counsel for the Corporation. During the year
2002, fees aggregating $688,617 were paid to the firm of Phillips, Gardill, Kaiser & Altmeyer, PLLC for legal services rendered to the Corporation and its subsidiary corporations.

      William E. Mildren, Jr. formerly served as an officer of the Corporation through March 31, 2002.

             Description of Employment Contracts
             -----------------------------------
      The Corporation and its subsidiaries provide certain executive officers, including the executive officers named in the Summary Compensation Table, with written Employment Contracts at their respective base annual salaries. These contracts are all substantially the same and are structured on a revolving three year term which is annually renewable. The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, or without cause, the employee or his designated beneficiary is entitled to a severance payment equal to the greater of (i) six months of the employee's base salary, or (ii) the base salary the employee would have received had he continued to be employed throughout the end of the then existing term of the Agreement. There are no golden parachute type provisions contained in the contracts.

      Several directors have been appointed to the Board and subsequently nominated for election pursuant to acquisition and merger related agreements. Messrs. Mildren and Tebay were appointed, nominated and elected to the Board pursuant to the provisions of such an agreement. Under the terms of the Merger Agreement with Commercial Bancshares, Inc., each of the two (2) named directors were to serve full three (3) year terms. Mr. Mildren was appointed to the Board effective March 31, 1998, was elected in the class of directors elected on April 15, 1998, and has completed his three (3) year term. Mr. Tebay was appointed to the class whose term expired in 2000 and his full three (3) year term will expire in 2003.

      Mrs. Feinknopf was appointed to the Board pursuant to the merger agreement with American Bancorporation. Under the terms of the Agreement, Mr. Jeremy C. McCamic served as a member of the Board until December 31, 2002, at which time he resigned and the Corporation appointed his son, Jay T. McCamic, to the Board. Under the terms of the Agreement, the Corporation has agreed to include Mrs. Feinknopf and Mr. Jay T. McCamic as recommended nominees until each has served at least a full three (3) year term.

                             14



                   Wesbanco KSOP Plan
                   ------------------
      The Wesbanco Employee Stock Ownership and 401(k) Plan (the "Plan") is a qualified non-contributory employee stock ownership plan with a deferred savings plan feature under Section 401(k) of the Internal Revenue Code. The employee stock ownership feature of the Plan (the "ESOP") was adopted by the Corporation on December 31, 1986, and subsequently amended and restated effective January 1, 1996, to add 401(k) pre-tax savings features (the "KSOP"). All employees of the Corporation, together with all employees of the subsidiary companies which adopt the Plan, are eligible to participate in the KSOP on the first day of the month following completion of sixty (60) days of service and attaining age 21. The Plan is administered by a Committee appointed by the Board of Directors of the Corporation.

      At the present time, the Plan Trust holds 641,983 shares or 3.2% of the common stock, of which 560,532 shares are allocated to specific employee accounts as of December 31, 2002. The ESOP Trustee has available a $2,000,000 borrowing capacity from an affiliated financial institution. A balance of $1,028,850 was
outstanding at December 31, 2002.   The loan originated during
2000 and is structured as a revolving line of credit, and the unpaid balance of any borrowing is amortized over a five-year period at an interest rate equal to the lender's base rate. The Corporation is required to make annual payments to principal equal to 20% of the January 1st balance each year. Any balance due at maturity is to be paid in full or refinanced. The ESOP is required to pledge the shares of employer securities purchased with the proceeds of the loan as security for the loan. The Corporation guaranteed the loan issuing a contribution commitment letter. As securities are allocated to the accounts of participating employees, and the loan balance paid down, they are released by the secured party.

      Employer securities purchased with the proceeds of the loan are placed in a suspense account and released, prorata, from such suspense account under a formula which considers the amount of principal and interest paid for a given period over the amount of principal and interest anticipated to be paid for that period and all future periods. Shares released from the suspense account, employer contributions, if any, and forfeitures are each allocated, pro rata, subject to limits imposed by the Internal Revenue Code, to the accounts of individual participants under a format which considers the amount of the participant's compensation over the aggregate compensation of all participants.

                     Incentive Bonus Plan
                     --------------------
Key Executive Incentive Bonus and Option Plan

      The Board of Directors of the Corporation adopted and approved effective February 19, 1998 (the "Effective Date"), an incentive compensation plan to be sponsored and maintained by the Corporation, known as the Wesbanco, Inc. Key Executive
Incentive Bonus and Option Plan (the "Incentive Plan").   The
Incentive Plan was approved by the stockholders of the Corporation on April 15, 1998. The plan is administered by the Compensation Committee of the Corporation (the "Committee")1.

      The Incentive Plan is designed to pay incentive compensation, in the case of Annual Bonus or Long Term Bonus or permit vesting of Stock Options if the Committee determines, after review of all applicable measurements and circumstances, predetermined performance goals are actually achieved. If the Committee determines that applicable performance goals have not been met for a particular measurement period, no incentive compensation will be paid and/or no options will become vested with respect to that measurement period.

      The Board of Directors of the Corporation is involved in
the operation of the Incentive Plan to the extent of determining whether Annual Bonus awards will be made for a particular fiscal year and/or whether Long Term Bonus awards will be made available for a particular series of fiscal years and informing the Committee of the Board's priorities as to performance goals. The Committee makes awards and determines the amount, terms and conditions of each such award as well as the respective performance goals to be achieved in each period by the participants. The Committee has the sole discretion to interpret the Incentive Plan, establish and modify administrative rules, impose conditions and restrictions on awards, and take such other actions as it deems necessary or advisable, including, but not limited to, considering the effect, if any, of extraordinary items or special circumstances on the ability of one or more participants (each a "Key Employee") to achieve performance goals for a period.
-----------------------
1 Capitalized terms not herein defined are used in conjunction with the defined terms of the Incentive Plan.

                                15

      The Incentive Plan provides for awards of up to 1,000,000 shares of Common Stock. The number of shares available for issuance under the Incentive Plan are subject to anti-dilution adjustments upon the occurrence of significant corporate events. The shares offered under the Incentive Plan are either authorized and unissued shares or issued shares which have been reacquired by the Corporation.

      The Incentive Plan consists of three portions: the Annual Bonus Portion, the Long Term Bonus Portion and the Stock Option Portion. A Key Employee may participate in one or more portions simultaneously. The Annual Bonus Portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over a fiscal year of the Corporation. Under this program a total of $528,250 in cash was allocated and paid for such bonuses in 2002.

      The Long Term Bonus Portion provides a participating Key Employee an opportunity to earn incentive compensation, if any, based on the actual achievement of performance goals set for that Key Employee over several fiscal years of the Corporation. Awards totaling $40,000 were made to the officers in the Summary Compensation Table in 2002.

      The Committee may grant to a Key Employee stock options which do not qualify as incentive stock options ("non-qualified stock options"). The terms and conditions of stock option grants including the quantity, price, waiting periods, and other conditions on exercise are determined by the Committee but the exercise price per share may not be less than the fair market value of a share on the date of the grant. Options may become vested, if at all, over a period of time determined by the Committee based on the actual achievement of performance goals set by the Committee at the time of grant. Under the Incentive Plan, if a Change in Control occurs, all stock options will become vested and exerciseable and all opportunities for Annual Bonus and Long Term Bonus will be deemed earned and be immediately payable.

Meetings of Board of Directors and Committees and Compensation of Members
--------------------------------------------------------------------------
      The Board of Directors of the Corporation meets bimonthly, and the Executive Committee of the Corporation meets monthly.
Fees paid for attendance at Board meetings and meetings of the Executive Committee are $600. For the year 2002, the Directors received an annual fee of $4,000 payable quarterly at the rate of $1,000 per quarter. During 2002, the Board of Directors of the Corporation held six regular meetings. Directors of the Corporation were also paid a fee of $400 for attendance at meetings of special committees of the Corporation. No annual or meeting fees are paid to Directors who are also active officers of the Corporation or any of its affiliates. Fees in the total amount of $137,300 were paid to Directors for attendance at meetings of the Board of Directors of the Corporation and at meetings of all Committees of the Corporation during the year
2002. In addition, fees in the aggregate amount of $83,100 were credited to the accounts of those Directors who have elected to participate in the Wesbanco, Inc. and All Affiliate Banks
Directors Deferred Compensation Plan, pursuant to which payment of fees for attendance at meetings of the Board of Directors and committees established by the Board may be deferred and deemed invested in common stock or in a money market rate of interest account.

      The Corporation does have a standing Compensation Committee. The members of the Corporation's Compensation Committee include James C. Gardill, Reed J. Tanner, Roland L. Hobbs, William E. Mildren, Carter W. Strauss, Christopher V. Criss, William E. Witschey and R. Peterson Chalfant. The Compensation Committee met two times during the year. The principal functions of the Committee are to review and approve salary adjustments for officers, bonus recommendations, executive compensation, overall salary and benefit costs, and the Incentive Bonus Plan.

      The Corporation does have a standing Nominating Committee.
Members of the Corporation's Nominating Committee are Roland L.
Hobbs, James C. Gardill, Paul M. Limbert and Christopher V.
Criss. The Committee meets only when vacancies are to be filled and did not meet during calendar year 2002. The principal function of the Committee is to recommend individuals for election to the Board of Directors. Security holder nominations may be considered by the Committee if made in accordance with the Bylaw requirements.
See "Stockholders Intending to Nominate Candidates for Election to
Board of Directors Must Give Notice to Corporation."

      Each director attended at least 75% of the total meetings of the Board of Directors and its committees held in 2002, with the exception of Carter W. Strauss who attended 74% of the total of such meetings. Mr. Strauss attended 83% of the Board meetings held during the year.


                              16


                Audit/Loan Review Committee
                ---------------------------
     The Corporation has an Audit/Loan Review Committee ("Audit Committee"). All members are considered independent and the currently serving members are: Christopher V. Criss, Chairman, Ray A. Byrd, Reed J. Tanner, James E. Altmeyer and Carter W. Strauss. Certain members of the Audit Committee are partners, controlling stockholders or executive officers of an organization that has a lending relationship with the banking affiliate of the Corporation, or individually, they maintain such relationships. The Corporation's Board of Directors has determined that such lending relationships do not interfere with the director's exercise of independent judgment. Each of the Audit Committee members satisfies the current definition of independent director as established by the NASD rules. The Corporation has adopted a formal charter and the Audit Committee has reviewed and assessed the adequacy of the written charter during the past year. A copy of the written charter is attached hereto as Exhibit A and made a part hereof. The Audit Committee met five (5) times in 2002.

      The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                  Report of Audit Committee
                  -------------------------
      The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States and by codification of statements on auditing standards, AU 380. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the independent auditors' independence from management and the Corporation and considered the compatibility of nonaudit services with the auditors' independence.

      The Audit Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for and results of their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls, credit quality and the overall quality of the Corporation's financial reporting.

      In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. This report is not deemed "soliciting material" or deemed to be filed with the SEC or subject to Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent requested by the Corporation or incorporated by documents otherwise filed.

          Submitted by:

          AUDIT COMMITTEE:
          Christopher V. Criss, Chairman          Ray A. Byrd
          Reed J. Tanner                          James E. Altmeyer
          Carter W. Strauss

                              17



              Stockholders Intending to Nominate Candidates for
              -------------------------------------------------
       Election to Board of Directors Must Give Notice to Corporation
       --------------------------------------------------------------

     Under Section 2 of Article III of the Bylaws of the Corporation, any stockholder who intends to nominate or cause to have nominated, a candidate for election to the Board of Directors (other than any candidate proposed by the Board of Directors) shall so notify the Secretary of the Corporation in writing not less than thirty (30) days prior to the date of any meeting of the stockholders at which Directors are to be elected, or five (5) days after the giving of notice of such meeting, whichever is later. Only candidates nominated in accordance with this section, other than candidates nominated by the Board of Directors, shall be eligible for election to the Board of Directors.

        Proposals of Stockholders for Presentation at Next Year's
        ---------------------------------------------------------
               Annual Meeting, to be Held April 21, 2004
               -----------------------------------------

      Proposals which stockholders intend to present at next year's annual meeting, to be held on Wednesday, April 21, 2004, will be eligible for inclusion in the Corporation's proxy material for that meeting if they are submitted to the Corporation in writing not later than November 14, 2003. A proponent may submit only one proposal. At the time of the submission of a proposal, a stockholder also may submit a written statement in support thereof for inclusion in the proxy statement for the meeting, if requested by the proponent; provided, however, that a proposal and its supporting statement in the aggregate shall not exceed 500 words.

                   Independent Auditors
                   --------------------
      Ernst & Young LLP served as independent auditors for the Corporation and all affiliates for the year 2002. The services rendered by Ernst & Young LLP during the year 2002 consisted primarily of auditing and tax services. The Audit Committee has recommended that the Board of Directors appoint Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Corporation for the year ending December 31, 2003. It is expected that a representative of the accounting firm will be present at the stockholders meeting. Such representative will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions from the stockholders who are present.

      Audit Fees. The aggregate fees of Ernst & Young LLP for professional services rendered for the audit of the Corporation's annual financial statements for 2002 and the reviews of the financial statements included in the Corporation's Forms 10-Q for 2002 were $215,080.

      Audit Related Fees. Ernst & Young LLP provides other audit-related services to the Corporation from time to time. The aggregate fees for these services rendered in 2002 were $150,451. Such services included accounting and tax services rendered in connection with the American Bancorporation merger, retirement plan audits, various mortgage servicing and WesBanco Securities and Trust and Investment Services reports, issuance of consents for certain registration statements filed with the SEC, and assistance to the internal audit function for certain Information Technology audits.

      Financial Information Systems Design and Implementation
Fees. No fees were paid to Ernst & Young LLP for such services.

      Other Fees. Ernst & Young LLP from time to time performs other services which, since September 1, 2002, have been subject to review and preapproval by the Audit Committee before an engagement commences. During 2002, fees for other services, consisting of tax compliance matters and tax strategy implementation, totaled $264,500.


                               18


                Matters to be Considered at the Meeting
                ---------------------------------------
      Management has no knowledge of any matters, other than those referred to above, which will be presented for consideration and action at the meeting. As set forth in the Notice of the meeting, however, the stockholders will have the right to consider and act upon such other matters as properly may come before the meeting, and the enclosed form of proxy confers, upon the holders thereof, discretionary authority to vote with respect to such matters. Accordingly, if any such matters are presented, the holders of the proxies will vote the shares of stock represented thereby in accordance with their best judgment.

	By order of the Board of Directors.

						JAMES C. GARDILL
						Chairman of the Board

Wheeling, West Virginia
March 14, 2003

                                19



                             EXHIBIT A
                             ---------

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
            --------------------------------------------------------
I. ORGANIZATION

     This Charter governs the operations of the Audit Committee of Wesbanco, Inc. (the Committee). The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors. The Committee shall consist of members of, and shall be appointed by, the Board of Directors and shall comprise at least three (3) directors, all of whom shall be independent directors, as such term is defined by the NASDAQ Stock Market, Inc. ("NASDAQ") pursuant to its applicable rule, in effect, from time to time. All committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the committee. At least one (1) member shall have accounting or related financial management expertise and shall be designated as a "financial expert" by the Audit Committee.

II. STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, the investment community, appropriate regulatory agencies, and others in matters relating to:

       - the integrity of Wesbanco's (the Corporation) financial statements, and the financial reporting process;
       - the systems of internal accounting and financial controls, and procedures;
       - the performance of the Corporation's internal audit/loan review function;
       - the independent auditors' performance, qualifications and independence;
       - the Corporation's compliance with legal and ethics programs as established by Management and the Board;
       - the Corporation's compliance with regulatory requirements; and
       - the Committee's review and approval of all related party transactions between the
         Corporation and its related parties as such terms are defined by NASDAQ.

     In discharging its oversight role, the Committee shall meet at least four (4) times annually, or more frequently as circumstances dictate. As part of its job to foster free and open communication, the Committee should meet with management, the director of the internal auditing, and the independent auditors in separate executive sessions to review reports or discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent auditors and management to review the Corporation's financial statements consistent with Section III below. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

III. DUTIES AND RESPONSIBILITIES

     The primary responsibility of the Committee is to oversee the Corporation's financial reporting process and internal controls and procedures on behalf of the Board and report the results of their activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or loan reviews or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Corporation's financial statements and for the appropriateness of the internal controls and procedures, accounting principles and reporting policies that are used by the Corporation. The independent auditors are responsible for auditing the Corporation's financial statements and for reviewing the Corporation's unaudited interim financial statements. It is the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Corporation's Code of Conduct.

     The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee shall take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior. The following shall be the principal duties and responsibilities of the Audit Committee in carrying out its oversight responsibility. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.


                              1


  - The Committee shall be directly responsible for the appointment and compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the Auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to any member of the Audit Committee. Such pre-approved process shall specifically identify the services to be performed and the approval shall be reflected in the Minutes of the Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

  - At least annually, the Committee shall obtain and review a report by the independent auditors (the Firm) describing:

        - the Firm's internal quality control procedures;
        - any material issues raised by the most recent peer review of the Firm, or by any inquiry or material investigation by governmental or professional authorities, within the preceding five (5) years, respecting one (1) or more independent audits carried out by the Firm, and any steps taken to deal with any such issues;
        - all relationships between the independent auditors and the Corporation (to assess the auditor's independence).

   - The Committee shall review the Corporation's hiring policies for employees or former employees of the independent auditors to insure that such policies meet the SEC regulations and NASDAQ listing standards.

   - The Committee shall discuss with the internal auditor and the independent auditors the overall scope and plans for their respective audits and loan reviews, including the adequacy of staffing and compensation of the internal audit. The Committee shall discuss with management, the internal auditor, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Corporation's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

   - The Committee shall periodically meet separately with management, the internal auditor, and the independent auditors to discuss financial and accounting issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditor and the independent auditors to meet privately with the members of the Committee. The Committee shall review with the independent auditors any audit problems or difficulties and management's response.

   - The Committee shall receive regular reports from the independent auditors on the critical accounting policies and procedures of the Corporation, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

   - The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors' report on management's assertion.

   - The Committee shall review and discuss earnings press releases, as well as financial information provided to analysts and rating agencies.

   - The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Corporation's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review. The Chair of the Committee may represent, or appoint a representative, of the entire Committee for the purposes of this review.

   - The Committee shall review with management and the independent auditors the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Corporation's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.


                               2


   - The Committee has established procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

   - The Committee shall have responsibility to address any corporate counsel reports of credible evidence of material violations of securities laws or breaches of fiduciary duty in the event such matters are not appropriately addressed by the Corporation's general counsel or CEO or the referring attorney brings the matter directly to the Audit Committee.

   - The Committee shall also prepare annually its report to be included in the Corporation's annual Proxy Statement, as required by SEC regulations, and regarding:

        - the Committee's review of the annual audited financial statements with management;
        - the Committee's review of the requirements of SAS No. 61;
        -  the Committee's receipt of the required
           communication from the independent auditors and the discussion of their independence;
        - the Committee's adherence to a formal written Charter and being comprised of only independent directors;
        - the Committee's recommendation to the Board of Directors that, based on the above, the audited financial statements be included in the Form 10-K for filing with the SEC.

   - The Audit Committee shall review and approve the disclosure of the non-audit services performed by the independent auditor for disclosure in the Proxy Statement.

   - The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

                               3


                         WESBANCO, INC.
                 WHEELING, WEST VIRGINIA  26003
                            PROXY
                ANNUAL MEETING OF STOCKHOLDERS
                         APRIL 16, 2003

[                       ]




[                       ]

      The undersigned hereby constitutes and appoints Roland L. Hobbs, R. Peterson Chalfant and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of the Stockholders of Wesbanco, Inc., to be held at the Ramada Plaza City Center Hotel, 1200 Market Street, Wheeling, West Virginia, 26003, on Wednesday, April 16, 2003, at 4:00 p.m., and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows:

        (1) For the election to the Board of Directors, except as otherwise specified below, of the following nominees, or any one or more of them:

              (a) For a term of three (3) years expiring at the annual stockholders meeting in 2006:

              Ray A. Byrd                     James D. Entress
              Ernest S. Fragale               Edward M. George
              Carter W. Strauss               Reed J. Tanner
              Robert K. Tebay

             (b) For a term of two (2) years expiring at the annual stockholders meeting in 2005:

                              Jay T. McCamic

with full authority to cumulate the votes represented by such shares and to distribute the same among the nominees in such manner and number as said attorneys and proxies, in their discretion, may determine.

        (2) In accordance with the judgment of the said attorneys and proxies upon such other matters as may be presented for consideration and action.

                         ________________________________________(SEAL)


                         ________________________________________(SEAL)

____________________, 2003

(Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE CORPORATION.  AUTHORITY TO VOTE FOR THE ELECTION OF ANY OF
THE NOMINEES LISTED ABOVE MAY BE WITHHELD BY LINING THROUGH OR
OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.